THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

Date: March 31, 2008

This Third Amendment to Loan and Security Agreement (this "Amendment") is made as of the above date by and between Sonic Solutions ("Borrower") and Union Bank of California, N.A. ("Bank"), with reference to the following facts:

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 13, 2004, as amended from time to time, including by the First Amendment to Loan and Security Agreement dated as of December 20, 2005 and the Second Amendment to Loan and Security Agreement dated as of September 28, 2007 (the "Agreement"). Pursuant to the Agreement, Bank has made loans and has extended other credit accommodations to Borrower for the purposes permitted under the Agreement.

B. Borrower is currently in default of the Agreement for failing to comply with the Quick Ratio covenant set forth in Section 6.7(a) of the Agreement for the period ending December 31, 2007 and for failing to comply with the minimum EBITDA covenant set forth in Section 6.7(c) of the Agreement for the quarter ending December 31, 2007 (the "Existing Defaults").

C. Borrower has requested that Bank amend the Agreement to (i) waive the Existing Defaults, and (ii) extend the maturity date for the Revolving Line.

D. Although Bank is under no obligation to do so, Bank is willing to waive the Existing Defaults on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment in a timely manner.

F. Bank has agreed to so amend certain provisions of the Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below and in the Agreement.

Therefore, the parties hereto agree as follows:

1. Amendments to the Agreement.

1.1 Section 1.1 of the Agreement is hereby amended by adding or revising the following defined terms in their entirety to read as follows:

"Revolving Maturity Date" means June 30, 2008.

1.2 The Agreement is hereby amended by inserting a new Section 5.18 to read as follows:

5.18 Patriot Act. Borrower and each of its Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) and the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177) (the "Patriot Act")). No part of the proceeds of the Advances or other credit extensions will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

2. Limited Waivers of Existing Defaults. Subject to terms and conditions set forth herein, the Bank hereby waive its default rights with respect to the Existing Defaults, provided, however, that this waiver applies only to the specific instances described above and for the time periods stated, and is not a waiver of any subsequent breach of any provision of the Agreement, nor is it a waiver of any breach of any other provision of the Agreement. Borrower acknowledges and agrees that the Bank is not obligated to grant this or any other waiver. .Further, the Bank reserves all of the rights, powers and remedies available to it under the Agreement and any other contracts or instruments executed by Borrower, including the right to cease making advances to Borrower and to accelerate any or all of Borrower's indebtedness to the Bank if any subsequent breach of the same provisions or any other provision of the Agreement should occur.

3. Additional Provisions.

3.1 Patriot Act Notice. Bank is subject to the USA Patriot Act and hereby notifies Borrower that pursuant to the requirements of that Act, Bank is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with that Act.

3.2 Affirmation of Indebtedness. Borrower affirms and admits the indebtedness evidenced by the Agreement and the other Loan Documents. Borrower acknowledges that it has no claims, offsets or defenses with respect to the payments of sums due under the Agreement or the other Loan Documents. Borrower ratifies and confirms each and all of the terms, conditions and covenants of the Agreement and other Loan Documents as amended or modified by this Amendment and those provisions not so amended or modified and, except as specifically amended or modified hereby, the Loan Documents remain in full force and effect. The execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement or any other Loan Document, as in effect prior to the date hereof. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.

3.3 Representations and Warranties. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and, with the exception of the Existing Defaults, that no Event of Default has occurred and is continuing.

3.4 Effectiveness of Agreement; Post-Closing Covenant. This Amendment shall become effective when the Bank has received this Amendment, duly executed by Borrower, and all other required documents, fully executed, all required title insurance endorsements, and sufficient funds to pay all fees and costs associated with this Amendment.

3.5 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together, shall constitute one and the same agreement.

3.6 Successors. This Amendment shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWER:
SONIC SOLUTIONS, a California corporation

By: /s/ Paul Norris
Name: Paul Norris
Title: EVP, Interim CFO & General Counsel

By: /s/ A. Clay Leighton
Name: A. Clay Leighton
Title: COO

BANK:
UNION BANK OF CALIFORNIA, N.A.

By: /s/ Allan B. Miner
Name: Allan B. Miner
Title: Vice President

AFFIRMATION OF GUARANTY

This AFFIRMATION OF GUARANTY is made as of March 31, 2008, by the undersigned ("Guarantor") for the benefit of Union Bank of California. N.A. (`Bank").

RECITALS

Bank and Sonic Solutions ("Borrower") are parties to that certain Loan and Security Agreement dated as of December 13, 2004, as amended from time to time (collectively, the "Loan Agreement"). Guarantor executed for the benefit of Bank an Unconditional Guaranty dated as of even date with the Loan Agreement (the "Guaranty"), guarantying all amounts owing by Borrower to Bank. Borrower and Bank propose to enter into a Third Amendment to Loan and Security Agreement of even date herewith (the "Amendment"), which amends the Loan Agreement by, among other things, extending the term of the loan facilities provided by Bank and waiving certain specific financial covenant violations. Bank has agreed to enter into the Amendment provided, among other things, that Guarantor consents to the entry by Borrower into the Amendment and related documents and agrees that the Guaranty will remain effective.

AGREEMENT

NOW, THEREFORE, Guarantor agrees as follows:

1. Guarantor consents to the execution, delivery and performance by Borrower of the Amendment and the documents and instruments executed in connection therewith, as well as all other amendments, modifications and restatements to the Loan Agreement.

2. The Guaranty is and shall remain in full force and effect with respect to all of Borrower's Obligations (as defined in the Loan Agreement) as modified by the Amendment and otherwise. Guarantor confirms that Guarantor has no defenses against its obligations under the Guaranty.

3. Guarantor represents and warrants that the Representations and Warranties contained in the Guaranty are true and correct as of the date of this Affirmation. Unless otherwise defined, all capitalized terms in this Affirmation shall be as defined in the Guaranty.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Affirmation of Guaranty as of the first date above written.

INTERACTUAL TECHNOLOGIES, INC.,
a California corporation

/s/ A. Clay Leighton
By: A. Clay Leighton
Its: CFO